UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 4, 2010

KSW, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-27290	11-3191686
(Commission File Number)	(IRS Employer Identification No.)

37-16 23rd Street
Long Island City, New York	11101
(Address of Principal Executive Offices)	(Zip Code)

(718) 361-6500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On May 4, 2010, KSW, Inc. issued a press release announcing its financial results for the three months ended March 31, 2010.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company’s Annual Meeting of Stockholders was held at 2:00 PM on May 4, 2010 in Queens, New York, for the purpose of (i) electing two Class III Directors to serve until the annual meeting of stockholders in the year 2013; and (ii) ratifying the appointment of BDO Seidman, LLP, as independent registered public accounting firm for the fiscal year ending December 31, 2010.  Proxies were solicited from holders of 6,240,625 outstanding shares of Common Stock as of the close of business on March 22, 2010, as described in the Company’s Proxy Statement dated March 30, 2010.  At the Annual Meeting, Floyd Warkol and Warren O. Kogan were re-elected as Class III Directors, and the appointment of BDO Seidman, LLP was ratified by the following votes:

(1)	To elect two Class III Director to serve until the annual meeting of stockholders in the year 2013.

	Votes For	Votes Withheld
Floyd Warkol	1,817,790	447,417
Warren O. Kogan	2,229,432	35,775

Stanley Kreitman, Edward T. LaGrassa, and John Cavanagh continue to serve as directors of the Company after the Annual Meeting of Stockholders.

(2)	To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Votes Abstained
4,752,385	9,428	12,124

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Press Release of KSW, Inc., dated May 4, 2010, reporting KSW’s financial results for the three months ended March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KSW, INC.

By:	/s/ Richard W. Lucas
Name: Richard W. Lucas Title:Chief Financial Officer

Date:  May 5, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of KSW, Inc., dated May 4, 2010, reporting KSW’s financial results for the three months ended March 31, 2010.